SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3D

REGISTRATION STATEMENT

Under The Securities Act of 1933

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

NORTH DAKOTA
(State or other jurisdiction of incorporation or organization)

45-0311232
(I.R.S. Employer Identification No.)

PO Box 1988, 12 South Main Street, Suite 100
Minot, North Dakota 58702-1988
701-837-4738
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Thomas A. Wentz Sr.
PO Box 1988, 12 South Main Street, Suite 100
 Minot, ND 58702-1988
(Name and Address, including zip code, of IRET for service)

Telephone No. (701) 837-4738
(Telephone number, including area code, of IRET for service)

Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to distribution or interest reinvestment plans, please check the following box:	__X__
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plan, check the following box:	_____
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:	_____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	_____
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	_____

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Investors Real Estate Trust Shares of Beneficial Interest	250,000 Shares	$8.80 Per Share	$2,200,000.00 aggregate offering price	$525.80

INVESTORS REAL ESTATE TRUST PROSPECTUS
DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “Plan”) of Investors Real Estate Trust ("IRET") described herein provides holders of IRET's Shares of Beneficial Interest ("Shares") and holders of Limited Partnership Units of IRET Properties, a North Dakota Limited Partnership ("L. P. Units") with a simple and convenient method of investing cash distributions in additional Shares without payment of any brokerage commission or service charge.

Distributions reinvested in the Plan will be used to purchase Shares.  The Administrator of the Plan will attempt to purchase sufficient Shares in the open market for purposes of this Distribution Reinvestment Plan.  To the extent sufficient Shares are not acquired through open-market purchases, the Administrator may purchase new Shares from Investors Real Estate Trust ("IRET").  The price of Shares purchased with reinvested distributions will be the weighted purchase price for IRET Shares paid by the Plan.  (Question 14).

Participants in the Plan may:

(1)	Automatically reinvest cash distributions on all Shares or L. P. Units registered in their names, or,
(2)	Automatically reinvest cash distributions on less than all of the Shares or L. P. Units registered in their names and continue to receive cash distributions on the remaining Shares.

Holders of Shares or L. P. Units who do not choose to participate in the Plan will continue to receive cash distributions, as declared, in the usual manner.

IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

IRET reserves the right to terminate the Plan at anytime.

The Plan does not represent a change in IRET's distribution policy or a guarantee of future distributions.  Distributions will continue to depend on earnings, financial requirements, and other factors.

This Prospectus relates to up to 250,000 Shares with no par value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 3, 2002.

AVAILABLE INFORMATION

IRET is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters.  Information as of particular dates concerning IRET's Trustees is disclosed in proxy statements.  Such reports, proxy statements, and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.  Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates.  The information is also available over the Internet by accessing the EDGAR database located at www.sec.gov.

IRET has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Beneficial Interest offered hereby.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information pertaining to IRET, the Shares of Beneficial Interest and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and portions of documents filed by IRET with the Commission are hereby incorporated into this Prospectus by reference:

(1)	IRET's 424b(2) statement filed pursuant to the Exchange Act on December 7, 2001, as file no. 333-60228.
(2)	IRET's S-11/A registration statement filed pursuant to the Exchange Act on December 3, 2001, as file no. 333-60228.
(3)	IRET's Form 10-Q filed pursuant to the Exchange Act on December 13, 2001, as file no. 1812686.
(4)	IRET's Form 10-Q filed pursuant to the Exchange Act on September 14, 2001, as file no. 1737356.
(5)	IRET's Annual Report on Form 10-K405/A filed pursuant to the Exchange Act on August 3, 2001, as file no. 1697231
(6)

The description of IRET's Shares is contained in the registration statement filed under the Exchange Act on December 3, 2001, as file no. 333-60228 including any amendments or reports filed for the purpose of updating such description.

All documents filed by IRET pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall also be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, Investors Real Estate Trust, PO Box 1988, 12 South Main Street, Suite 100, Minot, North Dakota 58702-1988. (701) 837-4738; fax (701) 838-7785.

No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by IRET.  This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.  The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

This Prospectus relates to the Shares of Beneficial Interest of IRET registered for sale under the Plan.

THE COMPANY

IRET is a real estate trust organized on July 31, 1970, under the laws of North Dakota.  IRET's principal executive office is located at 12 South Main - Suite 100, Minot, ND 58701.  IRET's telephone number is 701-837-4738.

DESCRIPTION OF THE DISTRIBUTION REINVESTMENT
AND STOCK PURCHASE PLAN

The Distribution Reinvestment and Stock Purchase Plan (the "Plan") for holders of IRET Shares or L.P. Units is described in the following questions and answers:

For further information concerning the Plan, please address correspondence to:

                                                             Shareholder Relations
                                                             Investors Real Estate Trust
                                                             PO Box 1988
                                                             12 South Main Street, Suite 100
                                                             Minot, ND 58702-1988

PURPOSE

1. What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of IRET Shares of Beneficial Interest ("Shares") or of Limited Partnership Units of IRET Properties, a North Dakota Limited Partnership ("L. P. Units") a convenient and economical way of investing cash distributions in additional IRET Shares of Beneficial Interest at a 5% discount from the most recent public offering price for newly issued IRET Shares (see Question 14) and without payment of any brokerage commission or service charge.

ADVANTAGES

2. What are the advantages of the Plan?

By participating in the Plan:

(1)	You may purchase Shares at a discount from the recent Nasdaq Small Cap Market price.
(2)	You pay no brokerage commission or service charge in connection with investments under the Plan.
(3)	Record keeping is simplified under the Plan by the provision of a statement of account to each participant.
(4)	You are assured safekeeping of Shares credited to your account because certificates are not issued unless requested.

              ADMINISTRATION

3.  Who administers the Plan?

Investors Real Estate Trust, PO Box 1988, 12 South Main Street - Suite 100, Minot, ND 58702-1988, keeps records, sends statements of account after each purchase to participants, and performs other duties relating to the Plan.

First International Bank and Trust, Minot office, receives the reinvested distributions and purchases IRET Shares for Plan participants.

ELIGIBILITY

4. Who is eligible to participate?

(a)	All holders of record of IRET Shares are eligible to participate in the Plan.
(b)	All holders of Limited Partnership Units in IRET Properties are eligible to participate in the Plan.
(c)	Beneficial owners, whose Shares are registered in names other than their own (for instance, in the name of a broker or bank nominee), may participate in the reinvestment of cash distributions on such Shares only if their broker or nominee offers the option of participating in the IRET distribution reinvestment program.

 5. How is the Plan to be interpreted?

Any question of interpretation arising under the Plan will be determined by IRET and any such determination will be final.

PARTICIPATION

6. How do Holders of Shares or L. P. Units join the Plan?

A holder of record of IRET Shares or L. P. Units may join the Plan at any time by completing and signing an Authorization Card and returning it to IRET.  An Authorization Card and a postage-paid return envelope may be obtained at any time by writing to IRET: PO Box 1988, 12 South Main - Suite 100, Minot, ND 58702-1988, (701) 837-4738.

7. What does the Authorization Card provide?

If you check the appropriate box on the Authorization Card, you may elect "Full Distribution Reinvestment" and IRET will apply all cash distributions on all Shares and/or L. P. Units then or subsequently registered in your name toward the purchase of Shares.

If you elect to reinvest distributions on only a portion of your Shares or L. P. Units, you should check the "Partial Distribution Reinvestment" box on the Authorization Card and IRET will reinvest cash distributions on only the percentage of your distributions that you specify on the Authorization Card toward the purchase of additional Shares, and will pay cash distributions on the rest of your Shares or L. P. Units.

IRET will reinvest automatically any subsequent distributions on the Shares credited to your account under the Plan.  The Plan operates so as to reinvest distributions on a cumulative basis on the Shares or L. P. Units designated on your Authorization Card and on all Shares accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to IRET or withdraw from the Plan altogether, or until the Plan is terminated.

See Question 27 for the tax consequences of sales of Shares or L. P. Units subject to the Plan.

8. What are my options under the Plan?

By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

(1)

To reinvest cash distributions automatically on all Shares and/or L. P. Units now and subsequently registered in your name at no more than 95% of the most current price for new primary shares available from the Company.  (See Question 14 for a description of how this is computed).

(2)

To reinvest cash distributions automatically on less than all of the Shares and/or L. P. Units registered in your name (a specified percentage) at no more than 95% of the most current price for new primary shares available from the Company.  (See Question 14 for a description of how this is computed and to continue to receive cash distributions on the remaining Shares or L. P. Units.)

9. May I change options under the Plan?

Yes.  You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to IRET.  The answer to Question 6 tells how to obtain an Authorization Card and return envelope.  Any change concerning the reinvestment of distributions must be received by IRET not later than ten days prior to the record date for a distribution (see Question 10) in order for the change to become effective with that distribution.

10. When will investment of distributions respecting IRET Shares or L. P. Units start?

If your Authorization Card is received by IRET ten calendar days prior to the record date for determining the holders of Shares or L. P. Units entitled to receive the next distribution, reinvestment of your distributions will commence with that distribution.  If your Authorization Card is received subsequent to ten calendar days prior to the record date, reinvestment of your distributions (or designated portion thereof) will not start until payment of the next following distribution.  The record dates for distribution payments on the Shares and L. P. Units are generally on or about January l5, April 1, July 1, and October 1.

PURCHASES

11. What is the source of IRET Shares purchased for me under the Plan?

Shares purchased by you under the Plan will come either from Shares purchased by IRET on the NASDAQ small cap open market for the Distribution Reinvestment Plan, or, to the extent Shares are not available on the open market, from authorized but unissued IRET Shares under this Registration.

12. When will distributions be invested in additional Shares?

Reinvestment of distributions will be made as soon as practical after the distribution becomes payable, but in no event later than the date which is the next distribution record date.  Participants will become owners of Shares purchased under the Plan as soon as practical after the distribution payment date.

13. What is the Investment Date?

The Investment Date for distributions will be as soon as practical after the Distribution Payment Date.  Distribution payment dates are generally January 15, April 1, July 1 and October 1.  If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day.

14. What will be the price of Shares purchased under the Plan?

The Shares are traded on the NASDAQ Small Cap Market.  The price at which the Shares will be purchased will be the aggregate weighted average price of all shares purchased with the total amount of reinvested distributions.  Since the administrator responsible for purchasing the shares is also able to purchase newly issued shares directly from IRET under this Registration without payment of any commission, it is unlikely that the price of shares purchased under the Plan will exceed the $8.80 registration price.  If the reinvestment price involves a fraction, it will be expressed in one-sixteenth of a point, with a rounding out to the next higher one-sixteenth of a point.

15. How will the number of Shares purchased for me be determined?

The number of Shares that will be purchased for you on any Investment Date will depend on the amount of your distribution to be invested and the applicable purchase price of the Shares that results from dividing the aggregate amount of distributions to be invested by the average aggregate purchase price for all shares purchased.  Fractional shares will be credited to your account.  At any time when you withdraw from the Plan or request all Shares to be transferred to your name, any fractional shares will be paid in cash.

COSTS

16. Are there any costs to me for my purchases under the Plan?

There are no brokerage fees for purchases of Shares under the Plan because Shares are either purchased directly from IRET or IRET has agreed to pay any applicable brokerage fees on behalf of Plan participants.  All costs of administration of the Plan will be paid by IRET.  However, those participants whose Shares are held by a Broker or other nominee most likely will incur some fees and costs.  Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

DISTRIBUTIONS

17. Will distributions be paid on Shares held in my Plan account?

Yes.  Cash distributions on Shares credited to your account are automatically reinvested in additional shares and credited to your account.

REPORTS TO PARTICIPANTS

18. What reports will be sent to participants in the Plan?

Following each purchase of Shares for your account, IRET will mail to you a statement of account showing amounts invested, the purchase price (see Question 14), the number of Shares purchased, and other information for the year to date.  Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 27).  These statements are your record of the cost of your purchases and should be retained for income tax and other purposes.  In addition, during the year you will receive copies of the same communications sent to all other holders of Shares.

CERTIFICATES FOR SHARES

19. Will I receive certificates for Shares purchased under the Plan?

Shares purchased by IRET for your account will be registered in the name of IRET’s nominee and certificates for such Shares will not be issued to you until requested.  The total number of Shares credited to your account will be shown on each statement of account.  This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to IRET.  Cash distributions with respect to Shares represented by certificates issued to you will continue to be automatically reinvested.  Any remaining Shares will continue to be credited to your account.

If the written request to IRET is for certificates to be issued for all Shares credited to your account, any fractional share will be paid in cash.

Certificates for fractions of shares will not be issued under any circumstances.

20. May Shares in my Plan account be pledged?

No.  You must first request that certificates for Shares credited to your Plan account be issued to you  before you can pledge such Shares.  (See Question 21.)

21. In whose name will certificates be registered and issued?

When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained.  For holders of record, this generally will be the name or names in which your Share certificates or L. P. Units are registered at the time you enroll in the Plan.  Upon written request, Shares will be registered in any other name, upon the presentation to IRET of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

WITHDRAWAL FROM THE PLAN

22. When may I withdraw from the Plan?

You may withdraw from the Plan at any time.  If your request to withdraw is received by IRET ten calendar days prior to the record date for determining the holders entitled to receive the next distribution respecting any Shares or L. P. Units held by you, your request will be processed following receipt of the request by IRET.  If your request to withdraw is received by IRET subsequent to ten calendar days prior to the record date for determining the holders entitled to receive the next distribution respecting such Shares or L. P. Units but before payment of the distribution, the distribution will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

After your request for withdrawal has become effective, all distributions will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

23. How do I withdraw from the Plan?

In order to withdraw from the Plan, you must send a letter, stating that you wish to withdraw, to Shareholder Relations, Investors Real Estate Trust, PO Box 1988, 12 South Main Street, Suite 100, Minot, ND, 58702-1988.  When you withdraw from the Plan, or upon termination of the Plan by IRET, certificates for Shares credited to your account under the Plan will be issued to you.  Any fractional share will be paid in cash.

OTHER INFORMATION

24. What happens if I sell or transfer Shares or L. P. Units registered in my name?

If you dispose of all Shares or L. P. Units registered in your name, the distributions on the Shares credited to your Plan account will continue to be reinvested until you notify IRET that you wish to withdraw from the Plan.

25. What happens if IRET issues a stock distribution, declares a stock split or has a rights offering?

Any stock distributions or split shares distributed by IRET on Shares credited to your Plan account will be added to your account.  Stock distributions or split shares distributed on Shares or L. P. Units for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares or L. P. Units owned; that is, the total number of Shares or L. P. Units for which you hold certificates and the total number of Shares held in your Plan account.

26. Can I vote shares in my Plan account at meetings of shareholders?

Yes.  You will receive a proxy for the total number of Shares held, both the Shares for which you hold certificates and those credited to your Plan account.  The total number of Shares held may also be voted in person at a meeting.

If the proxy is not returned or if it is returned unsigned, none of your Shares will be voted unless you vote in person.

27. What are the Federal income tax consequences of participation in the Plan?

Under Internal Revenue Service rulings in connection with similar plans, distributions reinvested will be treated as taxable notwithstanding the distributions being reinvested in shares.  Under prior Internal Revenue Service rulings, it was assumed that the 5% discount was also taxable.  Recent Internal Revenue Service rulings suggest that the 5% discount is a reduced taxable basis for the shares received.  Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

Distributions by real estate investment trusts are treated as distributions to the extent a real estate investment trust has earnings and profits for Federal income tax purposes.  To the extent that the amount so distributed by IRET exceeds the current and accumulated earnings and profits of IRET, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder.  Each participant will receive a Form 1099 showing total distribution income, the amount of any return of capital distribution and the amount of any capital gain distribution for the year.

The holding period of Shares acquired under the Plan, whether purchased with distributions or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

As a participant in the Plan, you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan.

However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan.  If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

28. What is the responsibility of IRET under the Plan?

IRET will not accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

IRET CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

29. How are income tax withholding provisions applied to participants?

In the case of foreign participants who elect to have their distributions reinvested and whose distributions are subject to United States income tax withholding, an amount equal to the distributions payable to such participants who elect to reinvest distributions, less the amount of tax required to be withheld, will be applied by IRET to the purchase of Shares.  A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withheld in that year.  A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on distributions to domestic participants.

30. May the Plan be changed or discontinued?

IRET reserves the right to modify, suspend or terminate the Plan at any time.  All participants will receive notice of any such action.  Any such modification, suspension or termination will not, of course, alter previously executed transactions.  IRET also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan.

The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing distributions for long-term investment.  Use of the Plan for any other purpose is prohibited.

USE OF PROCEEDS

IRET has no basis for estimating either precisely the number of Shares that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold.  However, IRET proposes to use the net proceeds from the sale of Shares pursuant to the Plan, when and as received, to make investments in real estate and for other business purposes.  IRET considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of its Shares.

EXPERTS

The consolidated balance sheets of IRET as of April 30, 2001, and 2000 and consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 2001, included in IRET's Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the report of Brady, Martz & Associates, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

The Second Restated Declaration of Trust of IRET dated February 10, 1999, indemnifies its Trustees and agents against certain expenses, judgments, fines, and amounts incurred in connection with such person's employment by IRET.  IRET's Second Restated Declaration of Trust provides for indemnification of trustees and officers to the full extent permitted or allowed under North Dakota law

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers or persons controlling IRET pursuant to the foregoing provisions, IRET has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the securities being registered.  All of the amounts shown are estimates except the Securities and Exchange Commission's registration fee and the NASDAQ listing fee.

Registration Fee	$ 550.00
NASDAQ Listing Fee	$ 2,500.00
Legal Fees and Expenses	$ 1,000.00
Printing Expenses	$ 500.00
Miscellaneous	$ 500.00
TOTAL	$ 5,050.00

Item 15.  Indemnification of Directors and Officers.

Under its Second Restated Declaration of Trust, dated February 10, 1999, Indemnification of Trustees is as follows:

                             A. Indemnification of Trustees.

1.

IRET shall indemnify and hold harmless each trustee, advisor or affiliate from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such trustee, advisor or affiliate may become subject by reason of his being or having been a trustee, advisor or affiliate, or by reason of any action alleged to have been taken or omitted by him as trustee, advisor or affiliate, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the trustees, advisors or affiliates for any liability or loss suffered by the trustees, advisors or affiliates, nor shall it provide that the trustees, advisors or affiliates be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

a.	The trustees, advisors, or affiliates have determined, in good faith, that the course of conduct, which caused the loss or liability, was in the best interests of IRET.
b.	The trustees, advisors, or affiliates were acting on behalf of or performing services for IRET.
c.	Such liability or loss was not the result of:

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i.	negligence or misconduct by the trustees, excluding the independent trustees, advisors or affiliates; or
ii.	gross negligence or willful misconduct by the independent trustees.

d.	Such indemnification or agreement to hold harmless is recoverable only out of IRET net assets and not from shareholders.

2.

Notwithstanding anything to the contrary contained in this document or elsewhere, the Trustees, Advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

a.	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.
b.	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.
c.	A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

3.

The advancement of IRET funds to the trustees, advisors or affiliates for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

a.	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.
b.	The legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.
c.	The trustees, advisors, or affiliates undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such trustees, advisors, or affiliates are found not to be entitled to indemnification.

       ii-2

   Item 16.  Exhibits.

Exhibit Number filed herewith:	Description of Exhibit

3.1	Second Restated Declaration of Trust dated February 10, 1999. (incorporated by reference to Exhibit 3(i) of the Registration Statement on Form S-11 of the Registrant SEC File Registration Number 333-78223)
4	Specimen Authorization Card
5	Opinion of Pringle & Herigstad, P.C.
23.1	Consent of Brady, Martz & Associates, P.C.
23.2	Consent of Pringle & Herigstad, P.C. (included in Exhibit 5)

 Item 17.  Undertakings

(a)	IRET hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 ii-3

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Second Restated Declaration of Trust, and North Dakota Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this S-3D Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minot, North Dakota, on December 12, 2001.

INVESTORS REAL ESTATE TRUST

By: /S/ Thomas A. Wentz, Sr.
     Thomas A. Wentz, Sr.
Its:  President & CEO

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SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ Jeffrey L. Miller Jeffrey L. Miller	Trustee and Chairman	December 12, 2001
/S/ C. Morris Anderson C. Morris Anderson	Trustee and Vice Chairman	December 12, 2001
/S/ Daniel L. Feist Daniel L. Feist	Trustee and Vice Chairman	December 12, 2001
/S/ Steven B. Hoyt Steven B. Hoyt	Trustee	December 12, 2001
/S/ John F. Decker John F. Decker	Trustee	December 12, 2001
/S/ Patrick G. Jones Patrick G. Jones	Trustee	December 12, 2001
/S/ Stephen L. Stenehjem Stephen L. Stenehjem	Trustee	December 12, 2001
/S/ Timothy P. Mihalick Timothy P. Mihalick	Trustee & Senior Vice President	December 12, 2001
/S/ Thomas A. Wentz, Jr. Thomas A. Wentz, Jr.	Trustee & Vice President	December 12, 2001
/S/ Diane K. Bryantt Diane K. Bryantt	Secretary	December 12, 2001

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EXHIBIT INDEX

Exhibit Number filed herewith:	Description of Exhibit

3.1	Second Restated Declaration of Trust dated February 10, 1999. (incorporated by reference to Exhibit 3(i) of the Registration Statement on Form S-11 of the Registrant SEC File Registration Number 333-78223)
4	Specimen Authorization Card
5	Opinion of Pringle & Herigstad, P.C.
23.1	Consent of Brady, Martz & Associates, P.C.
23.2	Consent of Pringle & Herigstad, P.C. (included in Exhibit 5)

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 EXHIBIT 4
Specimen Authorization Card
INVESTORS REAL ESTATE TRUST

DISTRIBUTION REINVESTMENT PLAN
AUTHORIZATION FORM

I wish to participate in the Distribution Reinvestment (the "Plan") for the purchase of whole and fractional Shares of Beneficial Interest ("Shares") of Investors Real Estate Trust (the "Company") as follows: (Please initial and complete only one line.)

_____ FULL DISTRIBUTION REINVESTMENT  I want to reinvest distributions on all Shares or Limited Partnership Units of IRET Properties, a North Dakota Limited Partnership ("L. P. Units") now or hereafter registered in my name and on all Shares or L. P. Units held for me by the Plan Administrator in the account listed below.

_____ PARTIAL DISTRIBUTION REINVESTMENT  Reinvest distributions on ______________ * number of whole Shares and L. P. Units in the account listed below and send cash for any remaining distributions.
*Cannot be greater than the total number of Shares and L. P. Units that may hereafter be registered in your name and held for you under the Plan.

_____ CASH PAYMENTS ONLY (NO DISTRIBUTION REINVESTMENT).  Please pay all distributions in cash for the shares or L.P. Units held in the account listed below.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

 ACCOUNT INFORMATION

ACCOUNT NAME:______________________________________________________________

ACCOUNT NUMBER:____________________________________________________________

SIGNATURE:__________________________________________________________________
                                    (signature)                                         (name)                                                 (title, if applicable)

DATE:____________________

SIGNATURE:__________________________________________________________________
                             (signature)                                         (name)                                                 (title, if applicable)

DATE:____________________

AN AUTHORIZATION CARD MUST BE COMPLETED FOR EACH ACCOUNT.
Investors Real Estate Trust • PO Box 1988 • Minot, ND 58702-1988 • (701) 837-4738 • www.iret.com

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EXHIBIT 5
Legal Opinion and Consent

December 12, 2001

Securities and Exchange Commission
450 5th St. NW
Mail Stop 7-6
Washington, DC 20549

Gentlemen:

We have acted as counsel to Investors Real Estate Trust (the "Company") in connection with the Registration Statement of the Company on Form S-3D (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 250,000 Shares of Beneficial Interest, no par value, of the Company (the "Shares").  The Shares are to be issued under and pursuant to the provisions of the Company's Distribution Reinvestment (the "Plan").  Except as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration Statement.

For purposes of our opinion, we have examined and relied upon:

(a)	A copy of the Restated Declaration of Trust of the Company, as amended to date (the "Declaration of Trust");
(b)

A copy of resolutions adopted by the Board of Trustees of the Company at a regularly scheduled meeting held on December 12, 2001, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters, certified by the Secretary of the Company;

(c)	The Registration Statement, including the Plan.

Based on the foregoing and subject to the qualifications stated in the penultimate paragraph of this opinion, it is our opinion:

(1)

The company has been duly established and is existing under its Declaration of Trust as a Real Estate Investment Trust under North Dakota law and has made all filings required to be made under North Dakota law.

(2)	The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non assessable by the Company.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

PRINGLE & HERIGSTAD, P.C.

/S/ Michael A. Bosh

Michael A. Bosh

jb

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 EXHIBIT 23.1
INDEPENDENT ACCOUNTANTS' CONSENT

December 12, 2001

Securities and Exchange Commission
450 5th St. NW
Mail Stop 7-6
Washington, DC 20549

We consent to incorporation by reference in the Registration Statement on Form
S-3D for 250,000 shares at $8.80, pertaining to the Investors Real Estate Trust Distribution Reinvestment Plan of our audit report dated May 23, 2001, relating to the balance sheets of Investors Real Estate Trust as of April 30, 2001, and 2000 and the related statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended April 30, 2001, and related schedules, which report appears in the April 30, 2001, Annual Report on Form 10-K of Investors Real Estate Trust, and to the reference to our firm under the heading "Experts" in the prospectus.

/S/ Brady, Martz & Associates, P.C._

Brady, Martz & Associates, P.C.
Minot, ND 58701

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